EXHIBIT 99.1


Date:       August 18, 2005
Contact:    Joe L. Powers, Executive Vice President
            P.O. Box 141000
            Nashville, TN  37214-1000
            Phone:  (615) 902-1300
            Fax:    (615) 883-6353
Website:    www.thomasnelson.com


           THOMAS NELSON ANNOUNCES APPOINTMENT OF MICHAEL S. HYATT
                          AS CHIEF EXECUTIVE OFFICER;
                    SAM MOORE TO CONTINUE AS BOARD CHAIRMAN

NASHVILLE, TN, August 18, 2005. Thomas Nelson, Inc.'s (NYSE: TNM) Board of Directors announced today that Michael S. Hyatt has been appointed Chief Executive Officer, succeeding to that post from Sam Moore, who has agreed to remain as Chairman of the Board.

Sam Moore commented: "This change is part of the management succession process designed to ensure that our Company will continue to grow well into the future. Mike Hyatt has served ably as President and Chief Operating Officer for the past 18 months, demonstrating a deep understanding of the publishing and operational sides of our business, as well as an inspiring talent for leadership."

Hyatt responded, "We are thrilled that Sam Moore has agreed to serve in a capacity that will allow the Company to continue to benefit from the depth of his wisdom and breadth of his experience. He is a true pioneer in the field of Bible and inspirational publishing. The Company's unquestioned success and leadership position is a clear reflection of Sam Moore's vision and leadership. Under his stewardship, Thomas Nelson has grown to become the largest Christian publisher in the world. Our greatest challenge going forward will be to build upon that legacy while remaining true to Sam's vision."

"I am grateful and humbled that our Board has selected me to lead this next phase of our Company's growth," Hyatt continued. "And I am pleased that we will continue to benefit from Sam's wisdom and counsel."

Commenting on the management changes announced today, Sam Moore stated: "Over the past four-plus decades, the Company has grown from what, basically, was a way for me to support myself in college into the leading presence in the expanding industry of Christian and inspirational products for all audiences. I wholeheartedly agree with our Board that Mike is the person to lead us into the twenty-first century."

"I intend to remain involved in the Company's business, devoting particular attention to deepening the relationships we have with the leading creators of Christian and inspirational works, and offering my full support to Mike's efforts as he executes our growth strategy."

Thomas Nelson, Inc. is a leading publisher and distributor of products emphasizing Christian, inspirational and family value themes and believes it is the largest publisher of Bibles and inspirational products. For more information, visit our website www.thomasnelson.com.

Thomas Nelson's stock is listed on the New York Stock Exchange (TNM-NYSE).


This news release includes certain forward-looking statements (all statements other than those made solely with respect to historical fact) and the actual results may differ materially from those contained in the forward-looking statements due to known and unknown risks and uncertainties. Any one or more of several risks and uncertainties could account for differences between the forward-looking statements that are made here and the actual results, including with respect to our sales, profits, liquidity and capital position. These factors include, but are not limited to: softness in the general retail environment or in the markets for our products; the timing and acceptance of products being introduced to the market; the level of product returns experienced; the level of margins achievable in the marketplace; the collectibility of accounts receivable; the recoupment of royalty advances;
the effects of acquisitions or dispositions; the financial condition of our customers and suppliers; the realization of inventory values at carrying amounts; our access to capital; the outcome of any Internal Revenue Service audits; and the realization of income tax and intangible assets. These conditions cannot be predicted reliably, and the Company may adjust its strategy in light of changed conditions or new information. Thomas Nelson disclaims any obligation to update forward-looking statements.


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